SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[x]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                                AMERIANA BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

(1)   Title of each class of securities to which transaction applies:

      -----------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

      -----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------------

(5)   Total fee paid:

      -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:___________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

      -----------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

      -----------------------------------------------------------------------

(3)   Filing Party:

      -----------------------------------------------------------------------

(4)   Date Filed:

      -----------------------------------------------------------------------

                          [AMERIANA BANCORP LETTERHEAD]










                                 April 22, 2003




Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Ameriana Bancorp, to be held at the main office of Ameriana Bank and Trust, SB, 2118 Bundy Avenue, New Castle, Indiana, on Thursday, May 22, 2003, at 10:00 a.m.

     The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to appropriate questions of shareholders.

     Detailed information concerning our activities and operating performance during our fiscal year ended December 31, 2002, is contained in our annual report, which is also enclosed.

     Please sign, date and promptly return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.


                                       Sincerely,

                                       /s/ Harry J. Bailey

                                       Harry J. Bailey
                                       President and Chief Executive Officer

                                AMERIANA BANCORP
                                2118 BUNDY AVENUE
                            NEW CASTLE, INDIANA 47362

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2003
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of Ameriana Bancorp (the "Company") will be held at 2118 Bundy Avenue, New Castle, Indiana, on Thursday, May 22, 2003, at 10:00 a.m.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   The election of two directors of the Company;

     2. The ratification of the appointment of BKD, LLP as auditors for the Company for the fiscal year ending December 31, 2003; and

     3. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Shareholders of record at the close of business on April 4, 2003, are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Nancy A. Rogers

                                   Nancy A. Rogers
                                   Secretary
New Castle, Indiana
April 22, 2003


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                                AMERIANA BANCORP
                                2118 BUNDY AVENUE
                            NEW CASTLE, INDIANA 47362


--------------------------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 2003
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameriana Bancorp (the "Company") to be used at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), which will be held at the main office of its wholly owned subsidiary, Ameriana Bank and Trust, SB (the "Bank"), 2118 Bundy Avenue, New Castle, Indiana, on Thursday, May 22, 2003, at 10:00 a.m. The accompanying notice of meeting and this Proxy Statement are being first mailed to shareholders on or about April 22, 2003.


--------------------------------------------------------------------------------
                        VOTING AND REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A written notice of revocation of a proxy should be sent to the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362 and will be effective if received by the Secretary prior to the Annual Meeting. A previously submitted proxy will also be revoked if a shareholder attends the Annual Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below and in favor of the other proposals set forth in this Proxy Statement for consideration at the Annual Meeting. Any proxies marked as abstentions will not be counted as votes cast. In addition, any shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Any proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.


--------------------------------------------------------------------------------
                    VOTING SECURITIES AND SECURITY OWNERSHIP
--------------------------------------------------------------------------------

     Shareholders of record as of the close of business on April 4, 2003 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 3,148,288 shares of common stock, par value $1.00 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     The following table sets forth information as of the Record Date (i) with respect to any person who was known to the Company to be the beneficial owner of more than five percent of the Common Stock, and (ii) as to the Common Stock beneficially owned by each director of the Company, by each executive officer of the Company named in the "Summary Compensation Table" below and by all directors and executive officers of the Company as a group. All beneficial ownership is by sole voting and investment power, except as otherwise indicated.

                                                         AMOUNT AND
                                                          NATURE OF
                                                         BENEFICIAL                   PERCENT OF
              BENEFICIAL OWNER                          OWNERSHIP (1)              COMMON STOCK (2)
              ----------------                          -------------              ----------------
              Harry J. Bailey                              68,466                        2.16%
              Donald C. Danielson                         108,657                        3.46%
              Charles M. Drackett, Jr.                     18,480                         .59%
              R. Scott Hayes                               30,600                         .97%
              Michael E. Kent                              25,300                         .81%
              Paul W. Prior                               118,301                        3.75%
              Ronald R. Pritzke                            22,122                         .70%
              Timothy G. Clark                             31,100                         .99%
              Bradley L. Smith                              2,000                         .07%

              All Directors and Executive                 509,101                       15.44%
                Officers as a Group (15 persons)

              Dimensional Fund Advisors, Inc.             219,164   (3)                  6.97%
              1299 Ocean Avenue, 11th Floor
              Santa Monica, CA  90401

________________
(1) As to the Company's directors and named executive officers, includes 23,851, 0, 8,800, 8,800, 8,800, 8,250, 8,800, 21,500 and 2,000 shares which may be acquired by Messrs. Bailey, Danielson, Drackett, Hayes, Kent, Prior, Pritzke, Clark and Smith, respectively, and 150,365 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options which are exercisable within 60 days of the Record Date.
(2) In calculating the percentage ownership of any individual or group, the number of shares of Common Stock outstanding is deemed to include any shares which the individual or group may acquire through the exercise of options exercisable within 60 days as of the Record Date.
(3) Dimensional Fund Advisors, Inc., a registered investment advisor, reported sole voting and dispositive power over 219,164 shares as of February 11, 2003.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company is comprised of seven members and is divided into three classes as nearly equal in number as possible. Directors serve for staggered three-year terms with one class standing for election at each annual meeting. At the Annual Meeting, two current directors will stand for election. The Board of Directors has nominated R. Scott Hayes and Michael E. Kent to serve as directors for the terms indicated below. Directors are elected by a plurality of the votes cast. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

     The following table sets forth for each nominee and for each director continuing in office, such person's name and age and the year he first became a director of the Company.

                                                                         YEAR FIRST
                                                                         ELECTED OR            CURRENT
                                                                          APPOINTED             TERM
          NAME                                 AGE (1)                    DIRECTOR            TO EXPIRE
          ----                                 -------                   -----------          ---------

                                              BOARD NOMINEES FOR A TERM TO EXPIRE IN 2006

          R. Scott Hayes                         56                         1989                2003

          Michael E. Kent                        62                         1989                2003

                                                 DIRECTORS CONTINUING IN OFFICE

          Donald C. Danielson                    83                         1989                2004

          Paul W. Prior                          81                         1989                2004

          Harry J. Bailey                        60                         1989                2005

          Charles M. Drackett, Jr.               52                         1989                2005

          Ronald R. Pritzke                      55                         1992                2005

         __________
         (1)      At December 31, 2002.

     Listed below is certain information about the directors of the Company.

     R. SCOTT HAYES is a partner in Hayes Copenhaver Crider, New Castle, Indiana, the law firm which serves as General Counsel to the Company. He is President of the Henry County Redevelopment Commission. He is past Chairman and a Director of the New Castle/Henry County Economic Development Corporation, President of the Board of Trustees of Wittenbraker YMCA and a Director of BETA MU Chapter House Association, Inc. He has been a Director of the Bank since 1984 and Director of the Company since its formation.

     MICHAEL E. KENT is a private  investor.  Prior to his retirement in January
1996, Mr. Kent was Chairman, President and Chief Executive Officer of Modernfold, Inc. He was past President and is currently an Advisory Director of the Alumni Board of the Department of Mechanical and Industrial Engineering at the University of Illinois. He has been a Director of the Bank since 1987 and Director of the Company since its formation.

     DONALD C. DANIELSON is Vice Chairman of City Securities Corporation of Indianapolis. He served on the Board of Trustees of Indiana University for 21 years and was Chairman of the Board for 11 years. He currently is a member of the James Whitcomb Riley Memorial Association Board of Governors, a Director of the Indiana University Foundation, Indiana Chamber of Commerce, National Fellowship of Christian Athletes, Indiana Basketball Hall of Fame and Chairman of the Board for the Walther Cancer Foundation. He served as a member of President Bush's Credit Standards Advisory Committee in 1991. He has been a Director of the Bank since 1971 and Director of the Company since its formation.

     PAUL W. PRIOR is the Chairman of the Boards of the Company and the Bank. He joined the Bank as Chairman of the Board, President and Chief Executive Officer in January 1973, after having served another savings institution as Chief Executive Officer for 20 years. He became Chairman of the Board, President and Chief Executive Officer of the Company at the time of its formation in 1989. Mr. Prior served as National Chairman of the United States League of Savings
Institutions in 1984. He is a life member of the Board of Directors of the Indiana Chamber of Commerce.

     HARRY J. BAILEY has been President of the Company and the Bank since May 1990, and was appointed Chief Executive Officer in December 1990. Mr. Bailey had been the Executive Vice President and Chief Operating Officer of the Company since its formation in 1989 and of the Bank since February 1984. He has been a Director of the Bank since 1987 and a Director of the Company since its formation. From June 1983 to January 1984, Mr. Bailey, an attorney, acted as a consultant to financial institutions and for 15 years before, served in the legal department and as operations officer for thrift institutions in the Chicago area. He currently serves on the Board of Directors of the Federal Home Loan Bank of Indianapolis, past Chairman and Director of the Indiana Bankers Association, Trustee of the Henry County Memorial Hospital, Director of the New Castle/Henry County Economic Development Corporation and Director of the Henry County Community Foundation.

     CHARLES M. (KIM) DRACKETT, JR. is Chairman, President and General Manager of Fairholme Farms Inc. in Lewisville, Indiana. He is a graduate of Dartmouth College, the Indiana Institute of Food and Nutrition in Indianapolis and the Purdue University Short Course in Agriculture. Mr. Drackett currently serves as a Trustee of the Indiana Pork Producers Association and just completed his term as a Director of The Cincinnati Nature Center where he was Chairman of its Agricultural Operations Committee. He has been a Director of the Bank since 1989 and Director of the Company since its formation.

     RONALD R. PRITZKE is a partner in the law firm Pritzke & Davis in Greenfield, Indiana. He is past President of the Greater Greenfield Chamber of Commerce. He is also a founding member, past President and currently on the Hancock County Community Foundation Board. In addition, he is a founding member and past President of Regreening Greenfield, Inc. and a co-founding member and Director of PARCS, Inc. (Park Advocacy Research and Conservation Society). Mr. Pritzke served as a member of the Greenfield Public Library Board for ten years. He is a former member of the Board of the Hancock County Cancer Society. Mr. Pritzke has been a Director of the Company and the Bank since his appointment in December 1992.


--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company conducts its business through meetings of the Board and its committees. During the fiscal year ended December 31, 2002, the Company's Board of Directors held 12 regular meetings and one special meeting. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during this period. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of the Bank and various committees thereof.

     The Company's Board of Directors has an Audit Committee, which is responsible for the review and evaluation of the Company's annual audit and related financial matters. This committee consists of Chairman Kent and Directors Drackett and Pritzke. The members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee. This committee met eight times during fiscal 2002.

     The Company's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders or established any procedures for this purpose. The Company's Board met one time in this capacity during fiscal 2002.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company's Board of Directors has also appointed a Committee on Compensation and Stock Options, which serves as the Company's Compensation Committee and is responsible for administering the wage, salary and stock option plans of the Company and the Bank. This committee consists of Chairman Danielson and Directors Hayes and Kent. During the past fiscal year, Mr. Hayes' law firm has performed services for the Company and the Bank. See "Transactions with Management." This committee met two times during fiscal 2002.


--------------------------------------------------------------------------------
                              DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     DIRECTORS FEES. All of the members of the Company's Board of Directors are also members of the Bank's Board of Directors. The Company's directors, except the Chairman, receive fees of $6,600 annually. The Company's Chairman receives fees of $12,600. The Bank's directors receive annual fees of $6,000 in addition to $500 for each Board meeting they attend. Employees who serve as directors do not receive directors' fees. The Bank's directors, except employee directors, also receive fees of $300 for each Board committee meeting they attend.

     DIRECTOR SUPPLEMENTAL RETIREMENT PROGRAM. In order to provide retirement benefits for non-employee directors, the Bank has established a director supplemental retirement program that became effective June 4, 1999. Pursuant to the program, the Bank has established a pre-retirement account for the benefit of each non-employee director, which is increased or decreased each year by an amount equal to the difference between the after-tax earnings on specified adjustable life insurance contracts less that year's premium expense and less the Bank's cost of funds expense on premiums paid to date (the "Index Retirement Benefit"). If the director continues in office until normal retirement age (the later of 65 or five years from the effective date of the program), he will be entitled to receive the balance in his pre-retirement account in ten equal annual installments, plus any additional Index Retirement Benefit accruing to his account for each year thereafter. In the event of disability, a director will become 100% vested and entitled to immediately begin receiving retirement benefits. In the event of a director's death, the remaining unpaid balance of his account shall be paid in a lump sum to his designated beneficiaries. If a director resigns prior to normal retirement age, he will be entitled to receive a percentage of the balance in his pre-retirement account plus a percentage of the Index Retirement Benefit accruing thereafter. The applicable percentage will be equal to 10% times his number of years of service up to 100%. In the event his service is terminated following a change in control, he will be entitled to receive his benefits at normal retirement age as if he had been continuously serving until that time. For purposes of the director supplemental retirement program, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank. At December 31, 2002, the balances in the pre-retirement accounts of Messrs. Prior, Danielson, Drackett, Hayes, Kent and Pritzke were $57,086, $43,115, $20,226, $30,681, $50,470 and $26,606, respectively.

     In order to fund the benefits payable under the Director Supplemental Retirement Program, the Bank has purchased life insurance policies on each director. The policies are designed to offset the program's costs during the lifetime of the participant and to provide complete recovery of all the program's costs at their death. The Bank has entered into split dollar agreements with each of the directors pursuant to which their beneficiaries are entitled to a death benefit equal to 80% of the net at risk insurance portion of the policy proceeds (total proceeds less cash value of the policy) if a director dies while serving on the Board or has retired or terminated service due to disability. If a director is otherwise not serving on the Board at his death, his beneficiaries will be entitled to a reduced death benefit.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     SUMMARY COMPENSATION TABLE. The following table sets forth information regarding cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Company's Chief Executive Officer, and (ii) the two other most highly compensated executive officers of the Company and subsidiaries who were serving as such at the end of the fiscal year and whose total salary and bonus for the year exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries.

                                                        ANNUAL COMPENSATION
                                              --------------------------------------       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      SALARY     BONUS      OTHER ANNUAL (1)     COMPENSATION
---------------------------         ----      ------     -----      ----------------    --------------
Harry J. Bailey                     2002    $ 267,000   $     --       $      --          $ 2,094  (2)
  President and Chief Executive     2001      255,000     57,000              --            1,970
  Officer of the Company            2000      245,000         --              --            2,031
  and the Bank

Timothy G. Clark                    2002    $ 157,500   $     --       $      --          $   569  (2)
  Executive Vice President and      2001      147,500     26,500              --              533
  Chief Operating Officer of the    2000      140,000         --              --              466
  Company and the Bank

Bradley L. Smith *                  2002    $ 105,000   $     --       $      --          $    --  (2)
  Senior Vice President -
  Treasurer of the Company
  and the Bank

___________
* Mr. Smith commenced his employment with the Company and the Bank on April 10, 2002.
(1) The value of perquisites and personal benefits received by any named executive officer did not exceed the lesser of $50,000 or 10% of salary and bonus in 2002, 2001 or 2000.
(2)  Consists of income attributable to split dollar plan agreement.

     The following table contains information concerning the grant of stock options and stock appreciation rights ("SARs") under the Company's 1996 Stock Option and Incentive Plan As Amended to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above.

                                           INDIVIDUAL GRANTS
                         ----------------------------------------------------     POTENTIAL REALIZABLE
                          NUMBER OF                                                 VALUE AT ASSUMED
                         SECURITIES     % OF TOTAL                                ANNUAL RATES OF STOCK
                         UNDERLYING    OPTIONS/SARS                                 PRICE APPRECIATION
                          OPTIONS/      GRANTED TO     EXERCISE                      FOR OPTION TERM
                            SARS       EMPLOYEES IN     OR BASE   EXPIRATION      ---------------------
NAME                       GRANTED      FISCAL YEAR     PRICE        DATE            5%         10%
----                     ----------    -------------   ---------  -----------     -------    -------
Harry J. Bailey              --             --         $    --        --          $    --    $    --
Timothy G. Clark            5,000          23.8%          14.25    06/24/12        44,809    113,554
Bradley L. Smith            8,000          38.1%          14.25    06/24/12        71,694    181,687


     YEAR-END OPTION VALUES. The following table sets forth information regarding the number and value of options held by the named executive officers at the end of 2002. No named executive officer exercised options during the last fiscal year.

                                                                       NUMBER OF                      VALUE OF
                                                                 SECURITIES UNDERLYING               EXERCISABLE
                                                                  UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                                       AT YEAR-END                  AT YEAR-END (2)
                             SHARES ACQUIRED       VALUE       ---------------------------    ---------------------------
NAME                           ON EXERCISE     REALIZED (1)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                         ---------------   ------------    ------------  -------------    -----------   -------------
Harry J. Bailey                    --          $   --           23,851               --          $   --        $   --
Timothy G. Clark                   --              --           21,500               --              --            --
Bradley L. Smith                   --              --            2,000            6,000              --            --

____________
(1) Represents the difference between the market value of the underlying shares at exercise or at fiscal year end as the case may be, and the exercise price.
(2) Options are considered in-the-money if the market value of the underlying securities exceeds the exercise price of the options.

     EMPLOYMENT AND OTHER AGREEMENTS. The Bank has employment agreements with Harry J. Bailey as President and Chief Executive Officer, Timothy G. Clark as Chief Operating Officer and Bradley L. Smith as Chief Financial Officer, respectively. The agreements currently provide for minimum annual salaries of $267,000, $157,500 and $112,500, respectively, and terms of three years. Each agreement provides for annual salary review by the Board of Directors, as well as inclusion of the executives in any discretionary bonus plans, customary fringe benefits, vacation and sick leave. The agreements provide that the Bank may terminate the executives at any time. In the event an executive is terminated for a reason other than "cause," as defined in the agreements, normal retirement or disability, the Bank will continue to pay the executive (or his beneficiary or estate) at his highest monthly salary rate for the remainder of the term of the agreement, provided that the total of such payments does not exceed three times his annual rate of salary as of the date of termination.

     Each of these agreements provides that in the event of disability, the executive shall continue to receive their full compensation for the first 18 months from the date of such disability at which time the Bank may terminate the agreement and the executive shall receive 60% of his monthly salary at the time he became disabled until the earlier of his death or his normal retirement date under the Bank's pension plan. The agreements provide that these amounts shall be offset by any amounts paid to the executives under any other disability program maintained by the Bank.

     The agreements further provide that if: (a) after a change in control of the Bank or the Company, the Bank (i) terminates the employment of the executives for any reason other than cause, retirement or disability, (ii) otherwise changes the present capacity or circumstances of their employment, or
(iii) reduces their responsibilities, authority, compensation or benefits (including, in the case of Mr. Bailey, the failure to elect or re-elect him to the Board of Directors of the Bank or the Company) without their written consent; (b) the executive voluntarily terminates their employment within 30 days following a change in control; or (c) during the period beginning six months before a change in control and ending on the later of one year after the change in control or the expiration date of the agreement, the Bank changes the present capacity or circumstances of their employment or reduces their responsibilities, authority, compensation or benefits (including, in the case of Mr. Bailey, the failure to elect or re-elect him to the Board of Directors of the Bank or the Company) without their written consent, the Bank shall promptly pay the executives a sum equal to 2.99 times the average annual compensation paid to them for the five most recent taxable years ending before the change in control subject to such reduction as may be required to prevent the payment from being deemed an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. "Change in control" generally refers to the acquisition by any person or entity of the ownership or power to vote more than 25% of the Company's stock, the ability to control the election of a majority of the Bank's or the Company's directors, controlling influence over the management or policies of the Bank or the Company by any person or group or a change in the majority of the Board of Directors over any two-year period which was not approved by two-thirds of the incumbent directors. In the event of termination of employment in connection with a change in control which would activate such severance payment provisions, the estimated amounts payable to Messrs. Bailey, Clark and Smith would be $727,168, $419,796 and $363,950, respectively, based upon their compensation during the five years ended December 31, 2002.

     PENSION PLAN. The following table shows the estimated annual benefits payable under the Bank's defined-benefit pension plan based upon the respective years-of-service and compensation indicated below as calculated under the plan.

           AVERAGE OF HIGH                           YEARS OF SERVICE AT AGE 65
             FIVE YEARS           ------------------------------------------------------------------
            COMPENSATION              5          10             20             30              40
           ---------------        -------      -------        -------        -------        --------
              $  50,000           $ 3,800      $ 7,500        $15,000        $22,500        $ 30,000
                 75,000             5,600       11,300         22,500         33,800          45,000
                100,000             7,500       15,000         30,000         45,000          60,000
                150,000            11,300       22,500         45,000         67,500          90,000
                200,000            15,000       30,000         60,000         90,000         120,000

     The compensation covered by the plan consists of the employee's salary and bonus (as set forth under "Annual Compensation" in the Summary Compensation Table above) up to applicable legal limits ($200,000 for the 2002 plan year and $200,000 for the 2003 plan year). As of December 31, 2002, Messrs. Bailey and Clark had 19 and 5 years of service, respectively, and Mr. Smith had no months of service under the plan. Participants are not eligible for benefits under the plan until they have completed five years of service. Benefits under the plan are computed on the basis of compensation and years of service and are not subject to any deduction for social security or other offset amounts.

     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN. In order to supplement the retirement benefits to which executive officers are entitled under the Company's pension plan, the Bank entered into executive supplemental retirement plan agreements with Messrs. Bailey and Clark effective February 23, 1999. The agreements with the executives establish pre-retirement accounts similar to those established under the director supplemental retirement program agreements described in "Director Compensation." If the executives remain in the employment of the Bank until age 65, they will be entitled to receive the balance in their pre-retirement account in ten equal annual installments plus any additional Index Retirement Benefits accruing each year thereafter. In the event of disability, the executives will become 100% vested in their accounts and entitled to immediately begin receiving their retirement benefits. In the event of the executive's death, the remaining unpaid balance of their account shall be paid in a lump sum to their designated beneficiaries. If the executives voluntarily resign or are terminated without cause prior to age 65, they will be entitled to receive a percentage of the balance in their pre-retirement account and a percentage of the Index Retirement Benefit for each year after age 65 provided that they have completed five years of service since the effective date of the agreement. The applicable percentage will be equal to 5% times their number of years of service after the fifth anniversary of the agreements. In the event the executives are terminated following a change in control, they will be entitled to receive their benefits at age 65 as if they had been continuously employed until age 65. For purposes of the agreements, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank. If an executive is discharged prior to completing five years of service from the effective date of the agreements or is discharged at any time for cause, they will forfeit all benefits under the agreements. At December 31, 2002, the balances in the pre-retirement accounts of Messrs. Bailey and Clark were $211,397 and $31,951, respectively.

     In order to fund the benefits payable under the Executive Supplemental Retirement Plan, the Bank has purchased variable life insurance policies on Messrs. Bailey and Clark. The policies are designed to offset the program's costs during the lifetime of the participant and to provide complete recovery of all the program's costs at their death. The Bank is the sole owner of these policies and has exclusive rights to the cash surrender value. The Company has entered into split dollar agreements with the executives similar to those entered into with directors.

REPORT OF COMMITTEE ON COMPENSATION AND STOCK OPTIONS

     The Committee on Compensation and Stock Options (the "Compensation Committee") of the Board of Directors is composed entirely of outside directors and has overall responsibility to review and recommend compensation plans and structure to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee also reviews and makes recommendations on annual cash bonus programs, long-term incentive programs, grants of stock options and other executive benefits. The Committee has available to it access to independent compensation data.

     The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's annual and long-term performance goals, reward exceptional corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry, with attention given to rewarding management based upon the Company's level of performance.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     Base  salaries  for  all  employees  are   determined  by  evaluating   the
responsibilities of the position held and by reference to the competitive marketplace for talent, including a comparison of base salaries for comparable positions at comparable companies within the banking industry. Minimum, midpoint and maximum levels are then established within the base salary ranges that are used to recognize the performance of an individual.

     Annual salary adjustments are determined by evaluating changes in compensation in the marketplace, the performance of the company, the performance of the executive and any increased responsibilities assumed by the executive. Above-average performance is recognized and rewarded by placing an executive at a higher level in the salary range. Based on the Company's performance this year, Mr. Bailey, Chief Executive Officer, informed the Compensation Committee that he would not accept a raise.

     The Company has an annual incentive plan for executive officers. The purpose of this plan is to provide a direct financial incentive in the form of annual cash bonuses to executives if the Company's annual goals relating to net income and return on equity are met. Threshold, target and maximum performance goals are set by the Board of Directors at the beginning of each fiscal year, as well as the maximum percentage of base salary that can be earned. Individual performance is taken into account in determining a portion of the bonus, but no bonus is paid unless predetermined threshold levels of net income and return on equity are met.

     A stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link to shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

     The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Bailey and the Bank. The Chief Executive Officer's base salary under the agreement was determined on the basis of the Committee's review and evaluation of the compensation of chief executives of other financial institutions similar in size to the company. The Chief Executive Officer's bonus is determined under the same criteria used for all executive officers as a group.

     In fiscal 2002, the Company did not exceed the targeted performance objectives under the incentive bonus plan and no bonus was awarded.

COMMITTEE ON COMPENSATION AND STOCK OPTIONS
AMERIANA BANCORP

Donald C. Danielson (Chairman)
R. Scott Hayes
Michael E. Kent

STOCK PERFORMANCE

     The following graph shows the cumulative total return on the Common Stock over the last five years, compared with the cumulative total return of the CRSP Index for Nasdaq stocks of savings institutions (U.S. Companies, SIC 6030-39) (the "Industry Index") and the CRSP Index for the Nasdaq Stock Market (U.S. Companies, all SIC) (the "Market Index") over the same period, as if $100 were invested on December 31, 1997 in the Common Stock and each index. Cumulative total return represents the total increase in value since December 31, 1997, assuming reinvestment of all dividends paid.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   DECEMBER 31, 1997 THROUGH DECEMBER 31, 2002


     [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in the CRSP Index for Nasdaq Stocks of Savings Institutions and the CRSP Index for the Nasdaq Stock Market U.S Companies. Line graph begins at December 31, 1997 and plots the cumulative total return at December 31, 1998, 1999, 2000, 2001 and 2002. Plot points are provided below.]

                                     12/31/97    12/31/98    12/31/99     12/31/00    12/31/01    12/31/02
                                   ----------- ----------- ----------- ------------ ----------- -----------
        Ameriana Bancorp               100          100.4        88.6         65.7        87.8        78.9
        Nasdaq Stock Market            100          141.0       261.5        157.4       124.9        86.3
        Savings Institutions           100           91.8        78.7        101.5       131.6       168.0

--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

     The Bank offers mortgage and consumer loans to its directors, officers and employees. In the opinion of management, these loans do not involve more than the normal risk of collectibility and are made in the ordinary course of business and on substantially the same terms, including interest rates, as those prevailing at the time for nonaffiliated persons.

     The law firm of Hayes Copenhaver Crider, of which R. Scott Hayes, a director of the Company and the Bank, the Chairman of the Audit Committee and a member of the Committee on Compensation and Stock Options, is a partner, serves as General Counsel to the Company and performs legal services to the Company and the Bank on a regular basis. Estimated legal fees for services rendered to the Company and its subsidiaries by the law firm of Hayes Copenhaver Crider during 2002 amounted to approximately $96,950.


--------------------------------------------------------------------------------
             PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     BKD, LLP, which was the Company's independent auditing firm for 2002, has been retained by the Board of Directors to be the Company's auditors for 2003, subject to ratification by the Company's shareholders. A representative of BKD, LLP is expected to be present at the Annual Meeting, and he will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     AUDIT FEES. During the fiscal year ended December 31, 2002, the aggregate fees to BKD, LLP for professional services rendered in the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2002, were $63,400.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage BKD, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

     ALL OTHER FEES. For the fiscal year ended December 31, 2002, the aggregate fees paid by the Company to BKD, LLP for all other services (other than audit services and financial information systems design and implementation services) were $81,000.

     The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of BKD, LLP.

     The appointment of the auditors must be ratified by a majority of the votes cast by the shareholders of the Company at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.


--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors (the "Audit Committee") has:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002, with the management of the Company.

     2. Discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

     3. Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements and discussed with the independent auditors their independence.

     Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                       MEMBERS OF THE AUDIT COMMITTEE


                                       R. Scott Hayes (Chairman)
                                       Michael E. Kent
                                       Charles M. Drackett, Jr.
                                       Ronald R. Pritzke


--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2002 all Reporting Persons have complied with these reporting requirements.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors and officers of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's Annual Report to Shareholders for 2002 accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS

AS OF THE RECORD DATE, UPON WRITTEN REQUEST TO THE SECRETARY, AMERIANA BANCORP, 2118 BUNDY AVENUE, NEW CASTLE, INDIANA 47362.


--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's headquarters, 2118 Bundy Avenue, New Castle, Indiana 47362, no later than December 26, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Shareholder proposals, other than those submitted pursuant to the Exchange Act, must be delivered or mailed in writing, in the form prescribed by the Company's Articles of Incorporation, to the Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Nancy A. Rogers

                                    Nancy A. Rogers
                                    Secretary
New Castle, Indiana
April 22, 2003

/X/  PLEASE MARK VOTES                               REVOCABLE PROXY
AS IN THIS EXAMPLE                                   AMERIANA BANCORP

                ANNUAL MEETING OF SHAREHOLDERS                                                                WITH-
                         MAY 22, 2003                           I. The election as a directors of the   FOR   HOLD    EXCEPT
                                                                   nominees listed below (except as
The undersigned hereby appoints the full Board of Directors        marked to the contrary below):       [ ]   [ ]     [ ]
of the Company or a majority thereof with full powers of
substitution, to act as attorneys and proxies for the              R. Scott Hayes
undersigned, and to vote all shares of common stock of the         Michael E. Kent
Company which the undersigned is entitled to vote at the
Annual Meeting of Shareholders, to be held at the main office of Ameriana Bank and Trust, SB, 2118 Bundy Avenue, New
Castle, Indiana, Thursday, May 22, 2003, at 10:00 a.m. and at
any and all adjournments thereof, as follows:
                                                                INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                                                                NOMINEE,  MARK "EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE
                                                                SPACE PROVIDED BELOW.
                                                                ____________________________________________________

                                                                                                  FOR   AGAINST  ABSTAIN
                                                                II. The ratification of the
                                                                    appointment of BKD, LLP as
                                                                    auditors for the fiscal       [ ]    [ ]      [ ]
                                                                    year ending December 31,
                                                                    2003

                                                                THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" EACH OF THE
                                                                LISTED PROPOSITIONS.

                                                                THIS PROXY WILL BE VOTED AS DIRECTED,  BUT IF NO INSTRUCTIONS
                                                                ARE SPECIFIED,  THIS PROXY WILL BE VOTED FOR EACH OF THE
                                                                NOMINEES AND THE  PROPOSITION  STATED.  IF ANY OTHER  BUSINESS
                                                                IS PRESENTED AT SUCH ANNUAL  MEETING,  THIS PROXY WILL BE
                                                                VOTED IN ACCORDANCE WITH THE  DETERMINATION  OF A MAJORITY
                                                                OF THE BOARD OF  DIRECTORS.  AT THE  PRESENT  TIME,  THE
                                                                BOARD  OF  DIRECTORS  KNOWS  OF NO OTHER BUSINESS TO BE
                                                                PRESENTED AT THE ANNUAL  MEETING.  THIS PROXY ALSO CONFERS
                                                                DISCRETIONARY  AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE
                                                                WITH  RESPECT  TO  APPROVAL  OF THE  MINUTES  OF THE PRIOR
                                                                ANNUAL MEETING OF  SHAREHOLDERS,  THE  ELECTION OF ANY PERSON
                                                                AS DIRECTOR WHERE THE  NOMINEE  IS UNABLE TO SERVE OR FOR GOOD
                                                                CAUSE WILL NOT SERVE,  AND  MATTERS  INCIDENT  TO THE  CONDUCT
                                                                OF THE 2003 ANNUAL MEETING.
                                      ------------------------
Please be sure to sign and date       |  Date                 |
   this proxy in the box below        |                       |
--------------------------------------------------------------
                                                              |
Shareholder sign above.                  Co-holder (if any)   |
sign above                                                    |
--------------------------------------------------------------

    Detach above card, date, sign and mail in postage-paid envelope provided.

                                AMERIANA BANCORP
--------------------------------------------------------------------------------
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

______________________________________
______________________________________
______________________________________